DEWEY BALLANTINE LLP

1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000 FAX 212 259-6333
EXHIBIT 8.1

December 30, 2005

Long Beach Acceptance Receivables Corp.
One Mack Centre Drive
Paramus, New Jersey 07652

Long Beach Acceptance Receivables Corp. II
One Mack Centre Drive
Paramus, New Jersey 07652

Re:    Registration Statement

Ladies and Gentlemen:

We have acted as tax counsel Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables Corp. II, each a Delaware corporation, (together the "Co-Registrants") in connection with the Prospectus filed by the Company.

The term "Prospectus" means the prospectus and each prospectus supplement included in the Registration Statement. The term "Registration Statement" means (i) the Registration Statement on Form S-3, as amended, including the exhibits thereto, at the time it is declared effective and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed securities registered thereby (the "Securities").

We have examined the question of whether the Prospectus accurately describes the tax treatment of the Securities described in the Prospectus. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of special tax counsel is not binding on the courts or the Internal Revenue Service.

NEW YORK   WASHINGTON, D.C.   LOS ANGELES   EAST PALO ALTO   HOUSTON   AUSTIN
LONDON   WARSAW  FRANKFURT   MILAN   ROME   BEIJING

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

(1)    The Securities, assuming they are issued in accordance with the Prospectus, will have the federal income tax treatment described in the Prospectus.

(2)    We hereby adopt and confirm the information appearing under the caption "Material Federal Income Tax Consequences" in the Prospectus and confirm that it represents our opinion with respect to the matters discussed therein.

This opinion is furnished by us as counsel to the Co-Registrants. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP as tax counsel in the Registration Statement and the related Prospectus under the headings "Material Federal Income Tax Consequences" and "Legal Opinions."

Very truly yours,

/s/ DEWEY BALLANTINE LLP